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                                                  SAFECO Life Insurance Company
[SAFECO logo]                                               5069 154th Place NE
                                                  Redmond, Washington 98052-9669

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This is a legal  Contract  between the Owner  (referred  to in this  Contract as
"you" and "your") and SAFECO Life Insurance Company (referred to in this Contract as "SAFECO Life", "our", "us", and "we"). SAFECO Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. SAFECO Life will make annuity payments to you, beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of this Contract. SAFECO Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

If you have questions, comments, or complaints, please contact SAFECO Life at 1-877-4SAFECO (472-3326).

                          READ YOUR CONTRACT CAREFULLY

Right to Examine the Contract: If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to SAFECO Life or to the registered representative who sold you this Contract. When we receive this Contract, we will refund the greater of your contract value or your Purchase Payments. We reserve the right to allocate all Purchase Payments designated for the various Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old.










Signed for SAFECO Life Insurance Company by:


/s/ R. A. Pierson                                         /s/ Randall H. Talbot
R. A. Pierson                                                 Randall H. Talbot
Sr. Vice President and Secretary                                       President

              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. ALL VALUES AND PAYMENTS BASED ON THE GUARANTEED INTEREST PERIOD FIXED ACCOUNT OPTION, WHEN TAKEN BEFORE THE END OF A GUARANTEED PERIOD, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY CAUSE SUCH VALUES AND PAYMENTS TO INCREASE OR DECREASE.



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                                                     TABLE OF CONTENTS
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CONTRACT DATA PAGE...................................................................................................Insert

DEFINITIONS
         Accumulation Phase...............................................................................................1
         Accumulation Unit................................................................................................1
         Annuitant........................................................................................................1
         Annuity Date.....................................................................................................1
         Annuity Unit.....................................................................................................1
         Beneficiary......................................................................................................1
         Contract.........................................................................................................1
         Contract Year....................................................................................................1
         Fixed Account Options............................................................................................1
         General Account..................................................................................................1
         Guaranteed Period................................................................................................1
         Income Phase.....................................................................................................1
         IRC..............................................................................................................1
         Market Value Adjustment (MVA)....................................................................................1
         Owner............................................................................................................1
         Portfolios.......................................................................................................1
         Purchase Payment.................................................................................................1
         Separate Account.................................................................................................1

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT...............................................................................................2
         OWNER............................................................................................................2
         ANNUITANT........................................................................................................2
         BENEFICIARY......................................................................................................2
                  Change of Beneficiary...................................................................................2

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS................................................................................................2
                  Regular Contributions...................................................................................3
                  Recharacterizations.....................................................................................3
                  Qualified Rollover Contributions........................................................................3
                  SIMPLE IRA Limits.......................................................................................4
                  Compensation............................................................................................4
                  Modified Adjusted Gross Income (Modified AGI)...........................................................4
         ALLOCATION OF PURCHASE PAYMENTS..................................................................................4
         ACCUMULATION UNITS...............................................................................................4

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS......................................................................................5
                  Substitution of Shares..................................................................................5
         FIXED ACCOUNT OPTIONS............................................................................................5
                  Dollar Cost Averaging (DCA) Fixed Account Option........................................................5
                  Guaranteed Interest Period Fixed Account Option.........................................................5
         CONTRACT VALUE...................................................................................................6
         TRANSFERS........................................................................................................6

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CHARGES
         INSURANCE CHARGES................................................................................................7
                  Mortality and Expense Risk Charge.......................................................................7
                  Asset Related Administration Charge.....................................................................7
         WITHDRAWAL CHARGE................................................................................................7
         TRANSFER CHARGE..................................................................................................7
         PREMIUM TAXES....................................................................................................7
         INCOME OR OTHER TAXES............................................................................................7

WITHDRAWAL PROVISIONS
         WITHDRAWALS......................................................................................................8
                  Repetitive Withdrawals..................................................................................8

ANNUITY PAYMENT PROVISIONS
         ANNUITY PAYMENTS.................................................................................................8
                  Life Annuity............................................................................................8
                  Life Annuity with Guaranteed Period.....................................................................9
                  Joint and Survivor Life Annuity.........................................................................9
                  Payments Based on a Number of Years.....................................................................9
                  Automatic Option........................................................................................9
         CALCULATION OF ANNUITY PAYMENTS..................................................................................9
                  Fixed Annuity Payments..................................................................................9
                  Variable Annuity Payments...............................................................................9
                  Changing Portfolio Elections after the Annuity Date....................................................10

DEATH BENEFIT PROVISIONS
         DEATH BENEFIT...................................................................................................11
         CALCULATION OF DEATH BENEFIT....................................................................................11
         PAYMENT OF DEATH BENEFIT........................................................................................12
                  Death Occurs Prior to the Annuity Date.................................................................12
                  Death Occurs On or After the Annuity Date..............................................................12

GENERAL PROVISIONS
         ACCOUNT STATEMENTS..............................................................................................13
         ASSIGNMENT OF BENEFITS..........................................................................................13
         COMMUNICATIONS..................................................................................................13
         ESSENTIAL DATA..................................................................................................13
         EVIDENCE OF SURVIVAL............................................................................................13
         EXCLUSIVE BENEFIT...............................................................................................13
         MISSTATEMENT OF AGE.............................................................................................13
         NONFORFEITABILITY...............................................................................................13
         NONPARTICIPATION................................................................................................13
         SEPARATE ACCOUNT................................................................................................13
         STATE REQUIRED BENEFITS.........................................................................................13
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS.......................................................14
         TERMINATION OF CONTRACT.........................................................................................14
         THE CONTRACT....................................................................................................14
         VOTING RIGHTS...................................................................................................14

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE............................................................................15
         FIXED ANNUITY PURCHASE RATE TABLE...............................................................................16


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                                                        DEFINITIONS
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Accumulation Phase                  The period between the date we allocate your first Purchase Payment and the Annuity Date.
Accumulation Unit                   A measurement used to calculate the value of a Portfolio during the Accumulation Phase and variable annuity payments made under the Payments Based on a Number of Years annuity option.
Annuitant                           The natural person on whose life annuity payments are based.  You are the Annuitant.
Annuity Date                        The date annuity payments begin under an annuity option.
Annuity Unit                        A measurement used to calculate variable annuity payments during the Income Phase, except for the Payments Based on a Number of Years annuity option.
Beneficiary                         The person(s) entitled to receive any benefits upon the death of the Owner.
Contract                            This Flexible Premium Deferred Variable Annuity, which is a Roth Individual Retirement
                                    Annuity (Roth IRA) described in IRC Section 408A.
Contract Year                       A 12-month period starting on the contract date shown on your contract data page and each anniversary of that date.
Fixed Account Options               The investment options of this Contract that provide for guaranteed interest.  Purchase
                                    Payments allocated to the Fixed Account Options become part of SAFECO Life's General
                                    Account.
General Account                     The assets of SAFECO Life other than those attributable to Separate Accounts.
Guaranteed Period                   A period of years for which we have guaranteed a specific annual effective interest rate on a Purchase Payment allocated to the Guaranteed Interest Period Fixed Account Option.
Income Phase                        The period beginning on the Annuity Date during which you receive annuity payments.
IRC                                 The Internal Revenue Code of 1986, as amended.
Market Value Adjustment (MVA)       A positive or negative adjustment that may apply whenever money is moved from the
                                    Guaranteed Interest Period Fixed Account Option before the end of a Guaranteed Period.

Owner                               The person named on the contract application.  The Owner has all ownership rights under this Contract.
Portfolios                          The variable investment options available under the Contract.
Purchase Payment                    An amount paid to SAFECO Life for allocation under this Contract, less any premium tax due at the time this payment is made.
Separate Account                    A segregated asset account established under Washington law and shown on the contract data page.
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                                                   THE ANNUITY CONTRACT
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ABOUT THE CONTRACT                  This Contract is an agreement between SAFECO Life and you, the Owner, where we promise to pay you an income in the form of annuity payments, beginning on the date you select, or a death benefit to your Beneficiary(ies).  When you are investing money, your
                                    Contract is in the Accumulation Phase.  Once you begin receiving annuity payments, your
                                    Contract is in the Income Phase.

                                    You purchased this Contract with the initial Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                    The Contract is called a variable annuity because you can allocate money among variable investment Portfolios available within the Separate Account.  The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your
                                    Contract and the amount of any variable annuity payments.  You may also allocate money to the Fixed Account Options which credit guaranteed interest rates.

OWNER                               The Owner is shown on the contract application.  On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page.  The
                                    Owner may exercise all ownership rights under this Contract.

ANNUITANT                           The Annuitant is the person on whose life annuity payments are based.  You are the
                                    Annuitant.

BENEFICIARY                         The Beneficiary receives any benefit payable after you die or, if applicable, after the second Annuitant dies.  You initially name your Beneficiaries on the contract application.

     Change of Beneficiary          You may change your Beneficiary designation at any time by sending us a signed and dated request.  However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change.  A new Beneficiary designation revokes any prior designation and is not effective until we record the change.  We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

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                                                PURCHASE PAYMENT PROVISIONS
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PURCHASE PAYMENTS                  During the Accumulation Phase, you may make additional Purchase Payments.  You may change the amount and frequency of Purchase Payments.  The minimum dollar amounts are shown on the contract data page.  If you stop making Purchase Payments, all benefits under this
                                   Contract continue until the contract value is completely withdrawn.

                                   Purchase Payments must be in lawful currency of the United States and submitted to our
                                   Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 34690, Seattle,
                                   WA 98124-1690, or in a manner agreed to by SAFECO Life.

                                   We reserve the right to refuse any Purchase Payment.  If we do not accept a Purchase
                                   Payment, we will return it within five days.

     Regular Contributions         The maximum amount you may contribute in a taxable year as a regular contribution is the smaller of $2,000 or 100% of compensation (as defined below), or such other amount permitted by the IRC, as amended.  This limitation does not include contributions which are:
                                   o    recharacterizations of contributions for a different taxable year under IRC
                                        Section 408A(d)(6); or
                                   o    rollover contributions described in IRC Section 408A(e).

                                   Your maximum regular contribution to this Contract for the taxable year must be reduced by regular contributions to all other Roth IRAs and Individual Retirement Arrangements that are other than Roth IRAs (nonRoth IRAs) for the taxable year.

                                   Your maximum regular contribution is phased out ratably between certain levels of modified AGI (as defined below), in accordance with the following table:
                                   ------------------------- -----------------------------------------------------------------
                                                                                       Modified AGI
                                                             -----------------------------------------------------------------
                                                             -------------------- ---------------------- ---------------------
                                   Filing Status                Full Regular
                                                                Contribution         Phase-out Range       No Contribution
                                   ------------------------- -------------------- ---------------------- ---------------------
                                                             -------------------- ---------------------- ---------------------
                                   Single or Head of         $95,000 or less      Between $95,000 and    $110,000 or more
                                   Household                                      $110,000
                                   ------------------------- -------------------- ---------------------- ---------------------
                                   ------------------------- -------------------- ---------------------- ---------------------
                                   Joint Return or           $150,000 or less     Between $150,000 and   $160,000 or more
                                   Qualifying Widow(er)                           $160,000
                                   ------------------------- -------------------- ---------------------- ---------------------
                                   Married - Separate        $0                   Between $0 and         $10,000 or more
                                   Return                                         $10,000
                                   ------------------------- -------------------- ---------------------- ---------------------

                                   If your modified AGI for a taxable year is in the phase-out range, the maximum regular contribution is rounded up to the next multiple of $10 and is not reduced below $200.

    Recharacterizations            The following contributions can be recharacterized pursuant to the rules in Income Tax
                                   Regulation Section 1.408A-5:
                                   o    a contribution to a nonRoth IRA may be recharacterized as a contribution to a
                                        Roth IRA; and
                                   o    a contribution to a Roth IRA may be recharacterized as a contribution to a
                                        nonRoth IRA.
                                   However, this Contract cannot be recharacterized as a nonRoth IRA and we cannot accept
                                   nonRoth IRA contributions to this Contract.

     Qualified Rollover            You cannot make a rollover contribution to a Roth IRA unless it is a qualified rollover
     Contributions                 contribution, which is defined in IRC Section 408A(e) as a rollover contribution that meets the requirements of IRC Section 408(d)(3).  However, the IRC Section 408(d)(3)(B)
                                   limit of one qualified rollover contribution per year does not apply to rollovers from
                                   nonRoth IRAs to Roth IRAs.

                                   You cannot make a rollover from a nonRoth IRA to this Roth IRA in any taxable year where:
                                   o    you are married but file a separate return;
                                   o    you are not married and have modified AGI in excess of $100,000; or
                                   o    you are married and together you and your spouse have modified AGI in excess of
                                        $100,000.

     SIMPLE IRA Limits             No contributions will be accepted under a SIMPLE IRA Plan established by any employer pursuant to IRC Section 408(p).  Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA Plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in the employer's SIMPLE IRA Plan.

     Compensation                  For purposes of determining the contribution limits above, compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in IRC
                                   Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan).  For purposes of this definition,
                                   IRC Section 401(c)(2) shall be applied as if the term trade or business for purposes of
                                   IRC Section 1402 included service described in subsection (c)(6).  Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income.
                                   Compensation also does not include any amount received as a pension or annuity or as deferred compensation.  The term "compensation" shall include any amount includible in the individual's gross income under IRC Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of IRC Section 71(b)(2).  In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a nonRoth IRA.

     Modified Adjusted Gross       For purposes of determining the contribution limits above, modified AGI means your
     Income (Modified AGI)         modified AGI for the taxable year, as defined in IRC Section 1.408A(c)(3)(C)(i), excluding any amount included in AGI as a result of a rollover from a nonRoth IRA.

ALLOCATION OF PURCHASE PAYMENTS    Your initial and subsequent Purchase Payments will be allocated according to your instructions on your contract application.  You may change the way subsequent Purchase
                                   Payments are allocated by providing us with new instructions.

                                   Once we receive your Purchase Payment, the portion to be allocated to a Fixed Account
                                   Option is credited as of the day it is received.  The portion to be allocated to the
                                   Portfolios is effective and valued as of the next close of the New York Stock Exchange
                                   (NYSE).  If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                   Since we guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the SAFECO
                                   RST Money Market Portfolio until the Contract is 15 days old.  These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION                       When you make Purchase Payments or transfers into a Portfolio, we credit your Contract
UNITS                              with Accumulation Units.  Conversely, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated.  In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

                                   We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day by:
                                   (1)    determining the total value of the particular Portfolio attributable to the applicable Contracts;
                                   (2)    subtracting from that amount the mortality and expense risk charge, the asset related administration charge, and any taxes SAFECO Life may incur on earnings attributable to the applicable Contracts; and
                                   (3)    dividing this amount by the number of outstanding Accumulation Units of the particular Portfolio attributable to the applicable Contracts.

                                   The value of an Accumulation Unit may go up or down from day to day.

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                                                    INVESTMENT OPTIONS
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VARIABLE INVESTMENT OPTIONS        You may allocate money to the Portfolios shown on the contract data page.  We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this
                                   Contract.  Portfolios have different investment objectives.  Investment performance of a
                                   Portfolio may be positive or negative.

     Substitution of Shares        If any shares of the Portfolios are no longer available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another
                                   Portfolio.  We will seek prior approval of the Securities and Exchange Commission (SEC)
                                   and give you notice before doing this.

FIXED ACCOUNT OPTIONS              You may allocate money to the Fixed Account Options shown on the contract data page and described below.  These options are part of SAFECO Life's General Account and provide for guaranteed interest rates.

                                   We credit interest daily from the date the money is allocated to the specific Fixed
                                   Account Option up to, but not including, the date the money is withdrawn or transferred.
                                   We credit interest at a rate that compounds over one year to the annual effective interest rate we guaranteed when the money was allocated.  The annual effective interest rate will be at least 3.00%.

     Dollar Cost Averaging (DCA)   If you allocate all or part of a Purchase Payment to the Dollar Cost Averaging Fixed
     Fixed Account Option          Account Option, we will credit interest at a specified rate on amounts prior to their being transferred to Portfolios you select.  Monthly transfers are made over a 6-month or
                                   12-month period as selected by you.  You may not make another Purchase Payment to this option until the entire value in this option has been transferred out, and you may not transfer money into this option.  You may not choose this option within 12 months of the
                                   Annuity Date.

     Guaranteed Interest Period    If you allocate money to the Guaranteed Interest Period Fixed Account Option, we will
     Fixed Account Option          credit interest at a specified rate for a Guaranteed Period.  You may select different
                                   Guaranteed Periods for each amount you allocate to this option, and each allocation starts a new Guaranteed Period.  Each Guaranteed Period we offer may have a different interest rate.  We may change the rates we offer for new Guaranteed Periods at any time.
                                   In the future we may offer Guaranteed Periods of different lengths or stop offering some
                                   Guaranteed Periods.

                                   Money allocated to a Guaranteed Period under this option matures the day after the
                                   Guaranteed Period ends.  Within 30 days after the end of the Guaranteed Period, you may:
                                   o    take no action and we will automatically apply your value to a new Guaranteed
                                        Period of the same or next shorter duration.  The next shorter duration will be used if the prior Guaranteed Period is not currently available.  The new Guaranteed
                                        Period earns interest at the then current interest rate for that Guaranteed Period and begins the day after the prior Guaranteed Period ended; or
                                   o    notify us to allocate all or a portion of your value to one or more new
                                        Guaranteed Periods beginning the day after the prior Guaranteed Period ended; or
                                   o    notify us to allocate all or a portion of your value to one or more of the
                                        Portfolios on the day we receive the notification; or
                                   o    withdraw all or a portion of your value.

                                   If you select one of the last two alternatives, we will credit interest at the rate we are currently offering for Guaranteed Periods of the same or next shorter duration from the day after the Guaranteed Period ended until the day we receive your instructions.

                                   If you move money out before the end of a Guaranteed Period, either as a transfer, withdrawal, or to purchase annuity payments, there will be a Market Value Adjustment
                                   (MVA).  The formula used to calculate the MVA is shown on the contract data page.  The
                                   MVA is based primarily on the difference between the interest rate being credited to the money you move and the current interest rate offered for a Guaranteed Period of the same duration.  In general, if interest rates have dropped, the MVA will be positive and if interest rates have risen, it will be negative.  Unless you tell us otherwise, the MVA will be applied to your remaining contract value.  If amounts are taken from more than one Guaranteed Period at the same time, the MVA is calculated individually for each
                                   Guaranteed Period.  We will not apply an MVA if you move money within 30 days after the end of a Guaranteed Period.

CONTRACT VALUE                     Your contract value is the sum of the values in the Portfolios and the Fixed Account
                                   Options attributable to your Contract.  We calculate this by:
                                   o    adding all the Purchase Payments you invested;
                                   o    subtracting the charges which have been deducted;
                                   o    subtracting the withdrawals you have made (adjusted for any MVA);
                                   o    adjusting for any MVA on amounts that were transferred to the Portfolios;
                                   o    adjusting for each Portfolio's gain or loss;
                                   o    adding the interest we credit to each Fixed Account Option while any of your contract value is in that option;
                                   o    subtracting the amounts withdrawn for an annuity option; and
                                   o    subtracting the amounts withdrawn to pay the death benefit.

Transfers                          During the Accumulation Phase, you can transfer money from any of the Portfolios and/or any Guaranteed Periods under the Guaranteed Interest Period Fixed Account Option to any
                                   of the Portfolios and/or any new Guaranteed Periods.  In each Contract Year you can make
                                   12 transfers free of charge.  Each additional transfer in a Contract Year may have a transfer charge, as shown on the contract data page.
                                   The minimum amount you can transfer out of any Portfolio or Guaranteed Period under the
                                   Guaranteed Interest Period Fixed Account Option at one time is $500, or the entire value if less.  You must transfer the entire amount out of a Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account Option if, after a transfer, the remaining balance would be less than $500.  The minimum amount you can transfer into an investment option is:
                                   o    $50 for transfers into any Portfolio; and
                                   o    $1,000 for transfers into any new Guaranteed Period under the Guaranteed
                                        Interest Period Fixed Account Option.

                                   We reserve the right to reject any transfer request from any person if, in our judgment, a Portfolio would be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected.  We reserve the right to modify, suspend, or terminate transfer privileges at any time.

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                                                          CHARGES
===========================================================================================================================

The following charges apply to your Contract:

INSURANCE CHARGES                   Each day we make deductions for our insurance charges.  We do this as part of our calculation of the value of Accumulation Units and Annuity Units.  The insurance charge has two parts: (1) the mortality and expense risk charge and (2) the asset related administration charge.

     Mortality and Expense Risk     This charge is equal, on an annual basis, to a percentage of the average daily value of
     Charge                         your Contract allocated to the Portfolios.  The percentage is shown on the contract data page.

     Asset Related Administration   This charge is equal, on an annual basis, to a percentage of the average daily value of
     Charge                         your Contract allocated to the Portfolios.  The percentage is shown on the contract data page.

WITHDRAWAL CHARGE                   The withdrawal charge, shown on the contract data page, is deducted from your Contract for each withdrawal after the first withdrawal in a Contract Year.

                                    We will not deduct this charge for annuity payments, repetitive withdrawals, or if you withdraw the entire contract value.

TRANSFER CHARGE                     The transfer charge, shown on the contract data page, is deducted from your Contract for each transfer after the 12th transfer in a Contract Year.

                                    Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation sweep, or portfolio rebalancing do not count against your
                                    12 free transfers, provided the scheduled transfers continue for at least 6 months.

PREMIUM TAXES                       The contract data page shows whether or not premium tax is charged in your state as of the contract date.

INCOME OR OTHER TAXES               Currently we do not pay income or other taxes on earnings attributable to your
                                    Contract.  However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

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                                                   WITHDRAWAL PROVISIONS
===========================================================================================================================

WITHDRAWALS                         During the Accumulation Phase, you may withdraw part or all of your contract value.
                                    However, unlike a nonRoth IRA, you are not required to withdraw any amount from the contract value prior to the latest Annuity Date allowed under this Contract.  Each withdrawal must be at least $250, or the contract value if less.  You must withdraw the entire amount out of a Portfolio or Guaranteed Period under the Guaranteed Interest
                                    Period Fixed Account Option if, after a withdrawal, the remaining balance in the
                                    Portfolio or Guaranteed Period would be less than $500.  Withdrawals are not allowed from the Dollar Cost Averaging Fixed Account Option except upon surrender of the
                                    Contract.

                                    To take withdrawals, you must send a written request to our Home Office.  If you take a partial withdrawal, you must tell us from which Portfolio(s) and/or Guaranteed Periods under the Guaranteed Interest Period Fixed Account Option we are to take the withdrawal and we will not process the withdrawal until we receive those instructions.  Once we receive your valid instructions, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                    There may be a withdrawal charge.  If you move money out before the end of a Guaranteed
                                    Period under the Guaranteed Interest Period Fixed Account Option, an MVA will apply.
                                    Withdrawals taken prior to age 59 1/2 may be subject to a 10% penalty tax.

     Repetitive Withdrawals         You may request repetitive withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

===========================================================================================================================
                                                ANNUITY PAYMENT PROVISIONS
===========================================================================================================================

ANNUITY PAYMENTS                    You must choose a lump sum or start the Income Phase no later than the maximum annuitization age shown on the contract data page, or an earlier date if required by law.  During the Income Phase, you will receive regular annuity payments beginning on the Annuity Date.

                                    To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin.  You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide.  If the amount applied to an annuity option is less than
                                    $5,000, we may pay you in a lump sum where permitted by state law.  We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching to the Income Phase is irrevocable.  Once you begin receiving annuity payments, you cannot switch back to the Accumulation Phase.  You cannot add Purchase
                                    Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments.

     Life Annuity                   You will receive monthly annuity payments for life.  Annuity payments stop when you die.

     Life Annuity with Guaranteed   You will receive monthly annuity payments for the longer of your life or a guaranteed
     Period                         period of five or more years as selected by you and agreed to by us.  If you die before all guaranteed payments have been made, the rest will be made to the Beneficiary.
                                    Annuity payments stop the later of the date of your death or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the Beneficiary may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment rate of 4% and paid in a single payment.

     Joint and Survivor Life        You will receive monthly annuity payments for life.  After you die, the  second
     Annuity                        Annuitant, if living, receives a specified percentage of each annuity payment for life.
                                    You name the second Annuitant and payment percentage at the time you elect this option.
                                    Annuity payments stop on the later of the date of your death or the date the second
                                    Annuitant dies.

     Payments Based on a Number     You will receive annuity payments based on a number of years as selected by you and
     of Years                       agreed to by us.  You may select monthly, quarterly, or annual annuity payments.  Each annuity payment reduces the number of Accumulation Units and/or value of the Guaranteed
                                    Interest Period Fixed Account Option in the Contract.  Each annuity payment made from the Guaranteed Interest Period Fixed Account Option may be subject to an MVA.  Annuity payments continue until the entire value in the Portfolios and/or Guaranteed Interest
                                    Period Fixed Account Option has been paid out.  You can stop these annuity payments and receive a lump sum equal to the remaining contract value plus or minus any MVA if applicable.  This option does not promise to make payments for your life.  If you die before all annuity payments have been made, there will be a death benefit payable to your Beneficiary(ies).

     Automatic Option               If you do not choose an annuity option at least 30 days before the latest Annuity Date allowed under this Contract, we will make annuity payments under the Payments Based on a
                                    Number of Years annuity option.  The number of years will be equal to your life expectancy.

CALCULATION OF ANNUITY PAYMENTS     You can choose whether annuity payments will be made on a fixed basis, variable basis, or both.  If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Date.  After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

                                    The calculation for annuity payments under the Payments Based on a Number of Years annuity option is described above in "Annuity Payments - Payments Based on a Number of
                                    Years".  The following calculations apply to all other annuity options.

     Fixed Annuity Payments         The dollar amount of each fixed annuity payment will stay the same.  This amount will be calculated by applying the contract value that you want to use to purchase fixed annuity payments, adjusted for any MVA, to the Fixed Annuity Purchase Rate Table of this
                                    Contract, or the current rates at that time if more favorable to you.  If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

     Variable Annuity Payments      The dollar amount of each variable annuity payment will vary depending on the investment performance of the Portfolios that you selected.

                                    First Variable Annuity Payment:  The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract.  If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.  If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

                                    Subsequent Variable Annuity Payments:  The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment.  If the NYSE is not open on that date, the calculation will be made on the next day that the
                                    NYSE is open.

                                        Number of Variable Annuity Units: The number of Annuity Units credited for each
                                        Portfolio is the amount of the first annuity payment attributable to that Portfolio divided by the value of the applicable Annuity Unit for that Portfolio as of the
                                        15th day of the month preceding the Annuity Date.  The number of Annuity Units used to calculate the variable annuity payment each month remains constant unless you change Portfolio elections.

                                        Value of Variable Annuity Units: The value of an Annuity Unit will usually increase or decrease from one month to the next.  For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                        o    the value of that Annuity Unit as of the 15th day of the preceding month (or the next day that the NYSE is open);
                                        o    multiplied by the Net Investment Factor(s) for that Portfolio; and
                                        o    divided by the Assumed Investment Factor for the period.

                                        The Net Investment Factor is a number that represents the change in the Accumulation
                                        Unit value of a Portfolio on successive days when the NYSE is open.  The Net
                                        Investment Factor for any Portfolio for any valuation day is determined by dividing the current Accumulation Unit value by the prior day's Accumulation Unit value.  The
                                        Net Investment Factor will likely be different than the Assumed Investment Factor, and therefore the Annuity Unit value will usually increase or decrease.

                                        The Assumed Investment Factor for a one-day valuation period is 1.00010746.  This factor neutralizes the assumed investment return of 4% in the Variable Annuity
                                        Purchase Rate Table.

                                    We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

     Changing Portfolio Elections   After the Annuity Date, you may request to change Portfolio elections once a month.
     after the Annuity Date         Transfers are not allowed to or from the Fixed Account Options.  Changes will affect the number of units used to calculate annuity payments.

===========================================================================================================================
                                                 DEATH BENEFIT PROVISIONS
===========================================================================================================================

Death BENEFIT                       Distribution of part or all of the contract value at the Owner's death must comply with the requirements of IRC Section 408A and applicable regulations.

                                    If the Owner dies before the Annuity Date, we will pay a death benefit to the:
                                    o    surviving primary Beneficiary(ies); or if none, then
                                    o    surviving contingent Beneficiary(ies); or if none, then
                                    o    the Owner's estate.

CALCULATION OF DEATH BENEFIT        The death benefit is the higher of:
                                    (1)  the current contract value; or
                                    (2)  the minimum guaranteed death benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:
                                    o    the date we receive proof of death and the Beneficiary's election of how to receive payment; or
                                    o    six months from the date of death.
                                    For the purpose of comparing these amounts to determine which is higher, we will not adjust the current contract value for any applicable MVA.  However, if we determine that the current contract value is the higher amount and if the death benefit is withdrawn within 60 days after we receive proof of death, we will increase the death benefit for a positive MVA but we will not decrease it for a negative MVA.  If the death benefit is withdrawn more than 60 days after we receive proof of death, any MVA, whether positive or negative, will apply.

                                         Required information received within 6 months of the date of death:   If the
                                         minimum guaranteed death benefit exceeds the contract value, we will add the difference to the contract value on the date we receive the required information so that the contract value will equal the minimum guaranteed death benefit.  This additional amount will be allocated to the investment options in accordance with instructions we receive from the Beneficiary.  Thereafter, the contract value will be subject to investment performance and applicable charges until the date the death benefit is paid.

                                         Required information received more than 6 months after the date of death: If the minimum guaranteed death benefit exceeds the contract value on the 6-month anniversary of the date of death, we will credit the difference with interest at the prevailing money market rates from the 6-month anniversary until the date we receive the required information.  At that time we will allocate this additional amount, with the credited interest, to the investment options in accordance with instructions we receive from the Beneficiary.  Thereafter, the contract value will be subject to investment performance and applicable contract charges until the date payment is made.

                                    The initial minimum guaranteed death benefit is equal to the first Purchase Payment.  It is reset on each 5-year contract anniversary until the Owner attains age 75.  The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

                                    The minimum guaranteed death benefit is immediately increased by additional Purchase
                                    Payments and adjusted for withdrawals and annuity payments made under the Payments Based on a Number of Years annuity option.  After such withdrawal or annuity payment, the minimum guaranteed death benefit will be recalculated by multiplying the prior minimum guaranteed death benefit by the ratio of the contract value after the withdrawal or annuity payment to the contract value before the withdrawal or annuity payment.

PAYMENT OF DEATH BENEFIT            To pay the death benefit, we need proof of death, such as a certified copy of a death certificate, plus written direction from the Beneficiary regarding how he or she wants to receive the money.  If the death benefit is payable to the Owner's estate, we will pay it in a single payment.  If a Beneficiary entitled to receive a death benefit dies before the death benefit is distributed to the Beneficiary, we will pay the death benefit to the Beneficiary's named Beneficiary or, if none, to the Beneficiary's estate.

     Death Occurs Prior to the      If the Owner dies prior to the Annuity Date, and the Beneficiary is other than the
     Annuity Date                   Owner's estate, the Beneficiary may choose one of the following options after we are notified of the Owner's death.  Otherwise, we will pay the death benefit as a single payment.

                                         Option One:
                                         We will pay the contract value as a single payment or as a series of payments, as directed by the Beneficiary.  The entire contract value must be distributed by
                                         December 31 of the year which contains the fifth anniversary of the Owner's death.

                                         Option Two:
                                         We will pay the contract value in substantially equal installments over the life expectancy, or a period certain not greater than the life expectancy, of the
                                         Beneficiary.  Distributions must begin by December 31 of the year next following the year of the Owner's death.  Life expectancy is computed by use of the expected return multiples in Table V of Section 1.72-9 of the Income Tax Regulations.

                                         If the Beneficiary is the Owner's surviving spouse, the spouse may instead elect to treat this Contract as his or her own Roth IRA.  This election is considered made if:
                                         o   amounts required to be distributed on account of the Owner's death have not been distributed from this Contract;
                                         o   the spouse makes a regular Roth IRA contribution or rollover to this Contract;
                                         o   the spouse makes a rollover from this Contract; or
                                         o   the spouse fails to make another election.

     Death Occurs On or After the   If the Owner dies after the Annuity Date, then any amounts paid after the death of the
     Annuity Date                   Owner will depend on which annuity option was selected.  If the Owner dies while annuity payments are being paid under the Payments Based on a Number of Years annuity option, we will pay a death benefit calculated in the same manner as a death benefit determined during the Accumulation Phase.  If the Owner dies while annuity payments are being paid under another option, we will pay any remaining annuity payments in accordance with that option.  We will pay remaining annuity payments at least as rapidly as under the annuity option then in effect.

===========================================================================================================================
                                                    GENERAL PROVISIONS
===========================================================================================================================

ACCOUNT STATEMENTS                  At least once each calendar year we will furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity
                                    Unit values.

ASSIGNMENT OF BENEFITS              This Contract may not be sold, transferred, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose (other than a transfer incident to a divorce).

COMMUNICATIONS                      All written communications to you will be addressed to you at your last known address on file with SAFECO Life.

                                    All written communications to SAFECO Life must be addressed to SAFECO Life at its Home
                                    Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690,
                                    Seattle, Washington 98124-1690.

ESSENTIAL DATA                      You and each person entitled to receive benefits under this Contract must provide us with any information we need to administer this Contract.  We are entitled to rely exclusively on the completeness and accuracy of data furnished by you and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

EXCLUSIVE BENEFIT                   This Contract is established for the exclusive benefit of the Owner and Beneficiaries.

MISSTATEMENT OF AGE                 We may require satisfactory proof of correct age at any time.  If annuity payments are based on life or life expectancy and the age of any Annuitant has been misstated, annuity payments will be based on the corrected information.  Underpayments will be made up in a lump sum with the next scheduled payment.  Overpayments will be deducted from future payments until the total is repaid.

NONFORFEITABILITY                   The interest of the Owner in this Contract is nonforfeitable.

NONPARTICIPATION                    This Contract is nonparticipating, which means it will not share in any distribution of profits, losses, or surplus of SAFECO Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that underlie the contract values invested in the
                                    Portfolios.  The assets in the Separate Account are the property of SAFECO Life.
                                    However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct.  Income, gains and losses (realized and unrealized), resulting from assets in the Separate
                                    Account are credited to or charged against the Separate Account without regard to other income, gains or losses of SAFECO Life.

STATE REQUIRED BENEFITS             The benefits of this Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone payment of annuity payments, withdrawals, or
WITHDRAWALS, OR TRANSFERS           transfers from the Portfolios for any period of time when:
                                    o   the NYSE is closed (other than customary weekend or holiday closings);
                                    o   trading on the NYSE is restricted;
                                    o   an emergency exists such that disposal of or determination of the value of the
                                        Portfolio shares is not reasonably practicable; or
                                    o   the SEC, by order, so permits for your protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the
                                    Fixed Account Options for a period of 6 months after receiving the request.  The interest rate credited to the Fixed Account Options during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate when SAFECO Life has completed all of its duties and obligations under the Contract.

THE CONTRACT                        The Contract, contract data page, and contract application, as may be amended, and any endorsements are the entire Contract.  Only an authorized officer of SAFECO Life may change this Contract.  Any change must be in writing.  SAFECO Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       SAFECO Life is the legal owner of the Portfolios' shares.  However, when a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares.  All shares are voted in the same proportion as the instructions we received.  Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===========================================================================================================================
                                               ANNUITY PURCHASE RATE TABLES
===========================================================================================================================

                                           VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity    2000 Mortality
Table blended 20% Male and 80% Female projected 20 years.  An age setback of 1 year will be used    if the annuity
payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032,    and an additional 1
year setback for each additional 10 years.  The assumed investment return in the table is 4.00%.

Age is to be taken for the  exact  number of years and  completed  months.  Values  for  fractional  ages are  obtained  by simple  interpolation.  Consideration  for ages or  combination  of lives  not  shown  will be  furnished  by  SAFECO  Life upon request.
                            Consideration Required to Purchase $1 of Monthly Variable Annuity*

                                                 Life                  Life                Joint & Survivor Annuity**
                                                Annuity              Annuity                                   5 Years
----------------            Life                5 Years              10 Years               Life               Certain
     Age of                Annuity              Certain              Certain              Annuity              and Life
   Annuitant
-----------------       --------------       --------------       ---------------      ---------------      ---------------
       55                   $226.08              $226.36              $227.21              $247.15            $247.95
       56                    222.92               223.23               224.16               244.59              245.39
       57                    219.66               220.00               221.01               241.93              242.73
       58                    216.30               216.67               217.78               239.17              239.97
       59                    212.83               213.23               214.45               236.29              237.09
       60                    209.24               209.68               211.02               233.30              234.10
       61                    205.55               206.03               207.50               230.20              230.99
       62                    201.75               202.28               203.90               226.97              227.76
       63                    197.83               198.42               200.20               223.62              224.41
       64                    193.81               194.45               196.42               220.15              220.94
       65                    189.68               190.39               192.56               216.55              217.34
       66                    185.44               186.22               188.64               212.82              213.61
       67                    181.10               181.96               184.65               208.97              209.75
       68                    176.65               177.61               180.60               204.98              205.76
       69                    172.11               173.17               176.51               200.86              201.65
       70                    167.46               168.64               172.38               196.62              197.40
       71                    162.73               164.04               168.23               192.24              193.02
       72                    157.91               159.39               164.07               187.73              188.51
       73                    153.01               154.68               159.92               183.11              183.89
       74                    148.06               149.94               155.79               178.37              179.16
       75                    143.08               145.19               151.71               173.52              174.32
       76                    138.06               140.44               147.68               168.58              169.40
       77                    133.04               135.70               143.73               163.55              164.39
       78                    128.02               130.98               139.88               158.45              159.31
       79                    122.99               126.30               136.14               153.27              154.17
       80                    117.97               121.66               132.53               148.03              148.98
       81                    112.96               117.08               129.07               142.74              143.75
       82                    108.00               112.58               125.79               137.42              138.50
       83                    103.08               108.18               122.70               132.07              133.26
       84                     98.22               103.89               119.81               126.73              128.04
       85                     93.45                99.74               117.13               121.39              122.87
       86                     88.76                95.76               114.64               116.10              117.77
       87                     84.18                91.95               112.35               110.85              112.78
       88                     79.72                88.35               110.24               105.67              107.92
       89                     75.44                84.96               108.32               100.62              103.23
       90                     71.35                81.80               106.61                95.71               98.73

*    The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after  premium taxes or other applicable charges are deducted.  For example, if the Annuitant is 65 years old, a Life Annuity
     initially equivalent to a monthly income of $1,000 will cost $189,680.  However, because this is a      variable
     annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.
**   Annuitant and second Annuitant are assumed to be the same age.


                                             FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity        2000 Mortality
Table blended 20% Male and 80% Female projected 20 years.  The effective interest rate assumed      in the table is 2.00%.

Age is to be taken for the exact number of years and completed months.  Values for fractional ages are obtained        by
simple interpolation.  Consideration for ages or combination of lives not shown will be furnished by SAFECO        Life
upon request.

                                Consideration Required to Purchase $1 of Monthly Fixed Annuity*

                                                 Life                  Life                Joint & Survivor Annuity**
                                                Annuity              Annuity                                   5 Years
     Age of                 Life                5 Years              10 Years               Life               Certain
   Annuitant               Annuity              Certain              Certain              Annuity              and Life
-----------------       --------------       --------------       ---------------      ---------------      ---------------

       55                 $306.55                $306.86              $307.85              $344.87            $345.75
       56                    300.44               300.77               301.85               339.23              340.11
       57                    294.23               294.60               295.78               333.48              334.36
       58                    287.95               288.34               289.63               327.62              328.50
       59                    281.57               282.00               283.42               321.65              322.53
       60                    275.10               275.57               277.13               315.56              316.44
       61                    268.55               269.07               270.78               309.36              310.24
       62                    261.92               262.48               264.36               303.05              303.93
       63                    255.20               255.83               257.90               296.64              297.51
       64                    248.42               249.11               251.40               290.11              290.98
       65                    241.57               242.33               244.86               283.47              284.34
       66                    234.66               235.50               238.30               276.73              277.60
       67                    227.69               228.62               231.74               269.89              270.76
       68                    220.68               221.69               225.17               262.95              263.81
       69                    213.61               214.74               218.63               255.92              256.78
       70                    206.51               207.77               212.12               248.80              249.66
       71                    199.38               200.78               205.65               241.59              242.45
       72                    192.23               193.81               199.26               234.31              235.17
       73                    185.08               186.86               192.95               226.97              227.83
       74                    177.96               179.96               186.76               219.57              220.44
       75                    170.88               173.13               180.71               212.14              213.02
       76                    163.85               166.38               174.81               204.70              205.59
       77                    156.91               159.74               169.08               197.24              198.16
       78                    150.05               153.21               163.56               189.79              190.74
       79                    143.27               146.80               158.24               182.36              183.34
       80                    136.59               140.53               153.16               174.95              175.98
       81                    130.02               134.41               148.35               167.58              168.68
       82                    123.57               128.46               143.81               160.28              161.46
       83                    117.26               122.70               139.57               153.05              154.34
       84                    111.10               117.15               135.64               145.92              147.34
       85                    105.11               111.83               132.01               138.90              140.50
       86                     99.29               106.76               128.68               132.02              133.84
       87                     93.67               101.96               125.63               125.30              127.39
       88                     88.24                97.44               122.85               118.74              121.17
       89                     83.09                93.24               120.33               112.42              115.23
       90                     78.20                89.33               118.10               106.32              109.58

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity adjusted for any MVA and after premium taxes or other applicable charges are deducted. For example, if the Annuitant is 65 years old, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $241,570.

**   Annuitant and second Annuitant are assumed to be the same age.
